Exhibit 10.1F

SUPPLEMENT TO
FORBEARANCE AGREEMENT

This SUPPLEMENT TO FORBEARANCE AGREEMENT, dated as of June 18, 2013 (this “Supplement”), is a supplement to the Forbearance Agreement, dated as of May 14, 2013 (the “Forbearance Agreement”), relating to the Credit Agreement dated as of July 6, 2010 (as amended or otherwise modified, the “Credit Agreement”) among Oxford Mining Company, LLC, an Ohio limited liability company (the “Borrower”), the banks, financial institutions and other institutional lenders party thereto (together with their respective successors and assigns, the “Lenders”), Fifth Third Bank, as the Initial Issuing Bank, Citibank, N.A., as the Swing Line Bank, and Citicorp USA, Inc., as administrative agent for the Lenders (the “Administrative Agent”), and guaranteed by Oxford Resource Partners, LP, a Delaware limited partnership (the “MLP”), and each of the Subsidiary Guarantors, each listed on Schedule I hereto (collectively, the “Guarantors”).

WITNESSETH:

WHEREAS, the Borrower, the Guarantors and certain of the Lenders entered into the Forbearance Agreement, pursuant to which, inter alia, such Lenders agreed to forbear from exercising default-related remedies available under the Credit Agreement against the Borrower and the Guarantors on account of the Specified Defaults for a limited period of time and upon the terms and conditions set forth therein;

WHEREAS, the Borrower has requested that the Lenders party hereto (the “Participant Lenders”) extend the “Forbearance Period” contemplated by the Forbearance Agreement to pursue a refinancing of the Obligations; and

WHEREAS, except as otherwise expressly modified hereby, the terms of the Forbearance Agreement are and will remain in full force and effect;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement and is not defined in the Forbearance Agreement shall have the meaning assigned to such term in the Credit Agreement. Unless otherwise specifically defined herein, each term used herein that is defined in the Forbearance Agreement shall have the meaning assigned to such term in the Forbearance Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Forbearance Agreement shall, after this Supplement becomes effective, refer to the Forbearance Agreement as modified hereby.

SECTION 2. Extension. Clause (i) of the definition of “Forbearance Period” in Section 1 of the Forbearance Agreement is amended by changing the reference to “June 15, 2013” to “July 1, 2013”.

SECTION 3. Acknowledgments and Undertakings.

The Borrower and the Guarantors acknowledge and agree that:

(a)     The Loan Parties under the Loan Documents, without defense, counterclaim or offset of any kind, are jointly and severally indebted and liable to the Lenders in the aggregate principal amount of approximately $147,500,000 in respect of Advances made by the Lenders and in the aggregate face amount of $10,925,000 in respect of Letters of Credit issued by the Issuing Bank, plus interest thereupon and fees, expenses (including any attorneys’ and financial advisors’ fees that are chargeable or reimbursable under the Loan Documents), charges and other obligations incurred in connection therewith as provided in the Loan Documents (collectively, the “Outstanding Indebtedness”), which Outstanding Indebtedness is secured by valid, perfected and enforceable liens on and security interests in certain real and personal property of the Loan Parties.

(b)     As contemplated by Section 2(c) of the Forbearance Agreement, Davis Polk & Wardwell LLP has been engaged to act as special counsel to the Administrative Agent and Zolfo Cooper, LLC has been engaged to act as financial advisor to the Administrative Agent. Without limiting the generality of Section 8.05 of the Credit Agreement, the Borrower and the Guarantors are obligated to reimburse the reasonable fees and expenses of Davis Polk & Wardwell LLP and Zolfo Cooper, LLC.

(c)     This Supplement shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 4. Representations and Warranties. To induce the Administrative Agent and the Participant Lenders to execute and deliver this Supplement, the Borrower and the Guarantors represent and warrant that:

(a)     The execution, delivery and performance by the Borrower and the Guarantors of this Supplement have been duly authorized by all necessary corporate, limited liability company or limited partnership, as applicable, action. This Supplement and the Forbearance Agreement as supplemented hereby constitute the legal, valid and binding obligations of the Borrower and the Guarantors, enforceable against the Borrower and the Guarantors in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

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(b)     No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority, agency, department, commission, board or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or the Guarantors of this Supplement.

(c)     As of the date hereof, no Default or Event of Default exists, other than the Specified Defaults.

(d)     All information (other than projections or forecasts) heretofore furnished by or on behalf of the Borrower to the Administrative Agent and the Lenders for purposes of or in connection with this Supplement and the Forbearance Agreement does not, and all such information hereafter furnished by or on behalf of the Borrower to the Administrative Agent and the Lenders will not, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were or will be made, not materially misleading, and all projections and forecasts included in any such information have been and will be based upon good faith estimates and assumptions believed by the Borrower’s senior management to be reasonable at the time delivered, and at the time delivered represent senior management’s reasonable judgment of the future performance of the operations of the Borrower and the Guarantors.

SECTION 5. Release of Lender Liability.

(a)     In consideration of, among other things, the extension of forbearance provided for herein, each of the Borrower and each Guarantor, on behalf of itself and its subsidiaries and its and their successors and assigns (the “Company Parties”), jointly and severally releases, acquits and forever discharges the Administrative Agent, the Issuing Bank, the Swing Line Bank and each Lender (collectively, the “Lender Parties”), and their respective subsidiaries, parents, affiliates, officers, directors, employees, agents, attorneys, partners, successors and assigns, both present and former (collectively, the “Lenders’ Affiliates”), from any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims (including, without limitation, crossclaims, counterclaims and rights of set-off and recoupment) and demands whatsoever, whether known or unknown, whether now existing or hereafter arising, whether asserted or unasserted, in contract, tort, law or equity, which the Borrower or any other Company Party has or may have against any of the Lender Parties and/or the Lenders’ Affiliates by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring prior to the date hereof, including, without limitation, any claim or defense that relates to, in whole or in part, directly or indirectly, (i) the making or administration of the Advances, including, without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability theories,” (ii) any covenants, agreements, duties or obligations set forth in the Loan Documents, (iii) any actions or omissions of any of the Lender Parties and/or the Lenders’ Affiliates in connection with the initiation or continuing exercise of any right or remedy contained in the Loan Documents or at law or in equity, (iv) lost profits, (v) loss of business opportunity, (vi) increased financing costs, (vii) increased legal or other administrative fees, or (viii) damages to business reputation.

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(b)     In entering into this Supplement, the Borrower and the Guarantors have consulted with and been represented by counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Lender Parties or Lenders’ Affiliates and hereby acknowledge and agree that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 5 shall survive the termination of the Credit Agreement and the other Loan Documents and payment in full of all amounts owing thereunder.

SECTION 6. Governing Law. This Supplement shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions that would make the laws of any other jurisdiction applicable.

SECTION 7. Counterparts. This Supplement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

SECTION 8. Severability. The invalidity, illegality or unenforceability of any provision in or obligation under this Supplement in any jurisdiction shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Supplement or of such provision or obligation in any other jurisdiction.

SECTION 9. Effectiveness. This Supplement shall become effective as of the date hereof on the date (the “Supplemental Forbearance Effective Date”) when the following conditions are satisfied:

(a)     the Administrative Agent shall have received from the Borrower, the Guarantors and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof; and

(b)     the Administrative Agent shall have received certificates of the chief financial officer of the Borrower and the Guarantors certifying that, to the best of his knowledge, the representations and warranties made by the Borrower and the Guarantors pursuant to Section 4 of this Agreement are true and correct on and as of the Supplemental Forbearance Effective Date.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.

BORROWER:	OXFORD MINING COMPANY, LLC,

an Ohio limited liability company

By:     /s/Bradley W. Harris

Name: Bradley W. Harris

Title: SeniorVice President & CFO

GUARANTORS:                                                 OXFORD RESOURCE PARTNERS, LP, a Delaware limited partnership

                                                                              By:     Oxford Resources GP, LLC, a Delaware limited liability company, its general partner

By: /s/ Bradley W. Harris

Name: Bradley W. Harris

Title: Senior Vice President & CFO

OXFORD MINING COMPANY – KENTUCKY, LLC, a Kentucky limited liability company

By: /s/ Bradley W. Harris

Name: Bradley W. Harris

Title: Senior Vice President & CFO

DARON COAL COMPANY, LLC, an Ohio limited liability company

By: /s/ Bradley W. Harris

Name: Bradley W. Harris

Title: Vice President & Assistant Treasurer

OXFORD RESOURCE FINANCE CORPORATION, a Delaware corporation

By: /s/ Bradley W. Harris

Name: Bradley W. Harris

Title: Senior Vice President & CFO

OXFORD CONESVILLE, LLC, an Ohio limited liability company

By: /s/ Bradley W. Harris

Name: Bradley W. Harris

Title: Senior Vice President & CFO

CITICORP USA, INC., as Administrative Agent

By:	/s/ Alfred W. Griffin
	Name:	Alfred W. Griffin
	Title:	Vice President

Address for Notices:

Citicorp USA, Inc.

1615 Brett Road OPS3

New Castle, Delaware 19720

Attention: Suzanna Gallagher

Email: Suzanna.Gallagher@citi.com

With a copy to:

Citicorp USA, Inc.

388 Greenwich Street

New York, New York 10013

Attention: Alfred Griffin

Email: Alfred.W.Griffin@citi.com

With a copy to:

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Attention: Damian S. Schaible Email: Damian. schaible@davispolk.com

Citibank, N.A., as a Lender

By:	/s/ Alfred W. Griffin
	Name:	Alfred W. Griffin
	Title:	Vice President

Fifth Third Bank, as a Lender

By:	/s/ Lucas J. Barnett
	Name:	Lucas J. Barnett
	Title:	Vice President

Barclays Bank PLC, as a Lender

By:	/s/ Robert Silverman
	Name:	Robert Silverman
	Title:	Director

Caterpillar Financial Services Corporation, as a Lender

By:	/s/ Timothy Logan
	Name:	Timothy Logan
	Title:	Global Portfolio Manager - Mining

Credit Suisse AG, Cayman Islands Branch, as a Lender

By:	/s/ Didier Siffer
	Name:	Didier Siffer
	Title:	Authorized Signatory

By:	/s/ Megan Kane
	Name:	Megan Kane
	Title:	Authorized Signatory

The Huntington National Bank, as a Lender

By:	/s/ John S. Brian
	Name:	John S. Brian
	Title:	Vice President

Raymond James Bank, N.A., as a Lender

By:	/s/ H. Fred Coble, Jr.
	Name:	H. Fred Coble, Jr.
	Title:	Senior Vice President

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Daniel Ota
	Name:	Daniel Ota
	Title:	Director

Wells Fargo, as a Lender

By:	/s/ Jeffrey Faunce
	Name:	Jeffrey Faunce
	Title:	Assistant Vice President

SCHEDULE I

GUARANTORS

1.	Oxford Resource Partners, LP, a Delaware limited partnership

2.	Oxford Mining Company – Kentucky, LLC, a Kentucky limited liability company

3.	Daron Coal Company, LLC, an Ohio limited liability company

4.	Oxford Resource Finance Corporation, a Delaware corporation

5.	Oxford Conesville, LLC, an Ohio limited liability company